Exhibit Index
                                  -------------


SUB-ITEM 77B

       Accountant's report on internal control.
       Filed herein as Exhibit 99.77B.


SUB-ITEM 77Q1

(a) By-Laws of Founders Funds, Inc., as amended November 18, 1997. Filed previously on EDGAR with Post-Effective Amendment No. 64 to the Registration Statement on February 22, 1999 and incorporated herein by reference.